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                                                                    EXHIBIT 23.8


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm and to our audit letter dated February 14, 2001, in the Annual Report on Form 10-K of Prize Energy Corporation, incorporated by reference into the Prospectus constituting part of the Registration Statement on Form S-3 of Magnum Hunter Resources, Inc. to be filed with the Securities and Exchange Commission on or about July 9, 2002.


                                    NETHERLAND, SEWELL & ASSOCIATES, INC.


                                    By: /s/ C.H. (SCOTT) REES III
                                       ----------------------------------------
                                       C.H. (Scott) Rees III
                                       President

Dallas, Texas
July 9, 2002